Exhibit 23.01




INDEPENDENT AUDITORS' CONSENT





     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-87281 of SCANA Corporation on Form S-8 of our report dated February 8, 1999 (February 17, 1999 as to Note 13), appearing in the Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 1998.





s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
December  29, 1999